EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Response Genetics, Inc. (the “Company”), of our report dated March 28, 2008 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2007.

/s/ Singer Lewak LLP
Singer Lewak LLP Los Angeles, California October 10, 2008